UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

June 22, 2015
Date of Report (date of earliest event reported)

FUTURELAND CORP.
 (Exact name of Registrant as specified in its charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3637 4th Street North, #330
Saint Petersburg, FL 33704
(Address of principal executive offices)

(727) 474-0221
 (Registrant's telephone number, including area code)

Aegea, Inc.
772 U.S. Highway One, Suite 200
North Palm Beach, FL. 33408
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as "anticipates," believes," "contemplates," "continue," "could," "estimates," "expects," "future," "intends," "likely," "may," "plans," "potential," "predicts," "projects," "seek," "should," "target" or "will," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

●	our financial performance, including our history of operating losses;

●	our ability to obtain additional funding to continue our operations;

●	our ability to successfully develop and commercialize our products;

●	changes in the regulatory environments of the United States and other countries in which we intend to operate;

●	our ability to attract and retain key management and marketing personnel;

●	competition from new market entrants;

●	our ability to successfully transition from a research and development company to a marketing, sales and distribution concern;

●	our ability to identify and pursue development of additional products; and

●	the other factors contained in the section entitled "Risk Factors" contained in this Current Report on Form 8-K.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled "Risk Factors." Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

EXPLANATORY NOTE

As used in this Current Report on Form 8-K, (1) the terms the "Company," "we," "us," and "our" refer to the combined enterprises of FutureLand Corp., ("FutureLand"), a Colorado corporation, formerly named AEGEA Corp. ("AEGEA"), after giving effect to the Acquisition (defined below) and the related transactions described herein, (2) the term AEGEA refers to the business of AEGEA Corp., prior to the Acquisition, and (3) the term "FutureLand" refers to the business of FutureLand, Corp., prior to the Acquisition, in each case unless otherwise specifically indicated or as is otherwise contextually required. Although AEGEA Corp. changed its name to FutureLand Corp on March 26, 2015, to avoid confusion and for purposes of clarity, the historical pre-Acquisition operations of the Company are referred to in this Current Report as "AEGEA".

This Current Amended Report on Form 8-K/A is being filed to remove the FutureLand Corp December 31, 2014 financial statement which were incorrectly included in the previously filed 8-K, and addition of Item 4.01, change in Registrants' Certifying Accountant

The information contained in this Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Form 10 Information
Description of Business
Risk Factors
Management's Discussion and Analysis
Description of Properties
Security Ownership of Certain Beneficial Owners and Management
Directors, Executive Officers and Corporate Governance
Executive Compensation
Certain Relationships and Related Transactions, and Director Independence
Legal Proceedings
Recent Sales of Unregistered Securities
Controls and Procedures
Market for Registrants Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Description of Capital Stock
Indemnification of Officers and Directors
Financial Statements and Supplementary Data
Exhibits, Financial Statement Schedules
Item 4.01	Changes in Registrants' Certifying Accountant
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01	Regulation FD Disclosure.
Item 9.01	Financial Statements and Exhibits.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2015, An Exchange Agreement was entered, by and among certain share and debt holders, representing the majority of the shares issued of Aegea Inc. ("the AEGA Holders") which is a publicly filed Colorado Company, and FutureWorld, Corp. (FWDG) a Delaware Corporation which is the owner of the wholly owned subsidiary of FutureLand Properties, LLC, which is a Colorado Limited Liability Corporation.

FWDG and the AEGA Holders entered into the purchase and exchange agreement where the AEGA Holders agreed to deliver to FutureWorld their share holdings of Aegea, Inc., in exchange for certain actions including their choice to resign as directors of Aegea, with the simultaneous appointment of two directors being appointed. The exchange of the shares held by AEGA Holders was such AEGA Holders which shares represent the controlling interest of Aegea, Inc. In return for their shares of Aegea, Inc. in the common shares held, in combination with such debt forgiveness by the Aegea Holders, the AEGA Holders shall receive, an amount of shares to be equal to four and nine tenths percent (4.9%) of the outstanding shares of Aegea, and a reverse division occurs. In addition, the controlling shareholders being the Aegea Holders, resolved after recommendation by the Board of Directors, in a binding resolution, that the Board of Directors and management were authorized to execute a reverse division of the common shares of the Corporation's common stock, up to a 400 to 1 reverse division. The resulting name change to FutureLand, Corp. took place with the State of Colorado concurrent with the corporate action with FINRA for such reverse division and name change which became effective on May 1, 2015.

For a description of the Acquisition and the material agreements entered into in connection with the Acquisition, please see the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference. Item 2.01 of this Current Report on Form 8-K contain only a brief description of the material terms of the Acquisition Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the Acquisition Agreement which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Acquisition and Related Transactions

On March 10, 2015, An Exchange Agreement was entered, by and among certain share and debt holders, representing the majority of the shares issued of Aegea Inc. ("the AEGA Holders") which is a publicly filed Colorado Company, and FutureWorld, Corp. (FWDG) a Delaware Corporation which is the owner of the wholly owned subsidiary of FutureLand Properties, LLC, which is a Colorado Limited Liability Corporation. The Exchange Agreement was completed on June 9th, 2015.

FWDG and the AEGA Holders entered into the purchase and exchange agreement where the AEGA Holders agreed to deliver to FutureWorld their share holdings of Aegea, Inc., in exchange for certain actions including their choice to resign as directors of Aegea, with the simultaneous appointment of two directors being appointed as designated by FWDG. The exchange of the shares held by AEGA Holders represent the controlling interest of Aegea, Inc. In return for their shares of Aegea, Inc. in the common shares held, in combination with such debt forgiveness by the Aegea Holders, and certain preferred shares as surrendered upon completion of the necessary obligations, the AEGA Holders shall receive, an amount of shares to be equal to four and nine tenths percent (4.9%) of the outstanding shares of Aegea, after a reverse division occurs. In addition, the controlling shareholders being the Aegea Holders, resolved after recommendation by the Board of Directors, in a binding resolution, that the Board of Directors and management were authorized to execute a reverse division of the common shares of the Corporation's common stock, up to a 400 to 1 reverse division. Such reverse division occurred and was executed on May 1, 2015 by a corporate action through FINRA.

The exchange agreement was entered by the Aegea Holders of shares for their shares and debt, to be exchanged for shares of the Company's common shares, post reverse division, which would be to the amount of 4.9% of the ensuing outstanding and issued shares for a period of one year post reverse division.

1.    In addition, upon the change of the directors of the Corporation (Aegea, Inc.) the board agreed to an exchange for relief with such Aegea Holders of such controlling interest shares in combination with debt owed by Aegea. Such amount of debt, shall be a cumulative and total amount of $100,000.00 as a purchase of the assets of Aegea, Inc., including all intellectual property, contractual rights, property rights, business plan, trademarks, copyrights, websites, and for use of the name of Aegea, Inc. in a private company in a separate domiciled state.

2.   FutureLand Corp Holders shall receive, post-reverse division, an amount of shares to be equal or greater to ninety four percent (94%) of the outstanding shares of Aegea after such reverse division occurs.

3.    Post reverse division, there shall be an issuance of common shares, and together with the remaining outstanding shares to a total of 30,000,000 common shares issued and outstanding at the post reverse division price of $4 to $5 per share. Such assets and matters being acquired into the Corporation shall include all the FutureLand properties and operations which shall be the main assets and operations of the Corporation. FutureWorld Corp. made a definitive asset exchange whereby FutureLand Properties, LLC, and all of its assets and operations were placed into the Corporation for purposes of the acquisition.

4.    The board of directors, post director change, purchased the assets and corporation being FutureLand from FWDG in exchange for the shares to be issued, which shall be distributed by FWDG. On March 16, 2015, the then current board of directors of Aegea, Inc. Keith Duffy, Scott Duffy, Carran Schneider, David Zajac and Lou Fuoco, did resign as directors of the Corporation, concurrent with the simultaneous appointment of Saed "Sam" Talari and John Verghese being appointed as the sole directors of Aegea, Inc.

The transaction is an arm's length transaction and there are no material relationships and conflicts between the parties. Mr. Talari or Talari Industries, has no relationship or ownership of the other party of this transaction.

FutureLand's current asset comprise of 240 acres of prime property in southern Colorado and two signed lease agreements for grow facilities on its land. Its business plan is to continue attracting legal license holders to lease land and grow facilities on its 240 acres. Based on its financial Proforma, by 2019, FutureLand will be one of the largest revenue producer in the grow industry in the nation.

The foregoing description of the Exchange Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Original Exchange Agreement and the Amendment, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K, and each of which is incorporated by reference herein.

Accounting Treatment

The transaction is being treated as a  acquisition  by AEGEA, a public company, for financial accounting and reporting purposes. As such, AEGA is treated as the acquirer for accounting and financial reporting purposes while FutureLand Properties, LLC is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company's future financial statements filed with the United States Securities and Exchange Commission ("SEC") will be those comprising FutureLand operations, and the Company's assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of FutureLand.

Smaller Reporting Company

Following the consummation of the Merger, the Company will continue to be a "smaller reporting company," as defined in Regulation S-K promulgated under the Exchange Act.

FORM 10 INFORMATION

For purposes of this Current Report on Form 8-K, the Company is providing certain information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act. As such, the terms the "Company," "we," "us," and "our" refer to the combined enterprises of AEGEA and FutureLand, after giving effect to the Acquisition and the related transactions described below, except with respect to information for periods before the consummation of the Acquisition which refer expressly to FutureLand or AEGEA, as specifically indicated.

BUSINESS

Company Overview

Previously, the Company had been in the planning phase of developing an international community and mega-resort destination in the heart of South Florida called AEGEA. With the acquisition and change in control, the business model continues in the land development and management, with the primary focus on those legal areas of states wherein hemp and related products may be grown, where FutureLand is the property owner under long term leases to certain grow companies.

On, October 30th, 2014 FutureLand Properties LLC closed on 239.96 Acres in La Vita, Colorado in Huerfano County for $60,000.  The property has increased in value ten times since then.  FutureLand entered into a  contract with a lease for Colorado Flower Company, LTD on Dec 1, 2014 allotting 37 acres for their grow facilities.  FutureLand Properties LLC was formed as a Colorado State company on October 6, 2014 by FutureWorld Corp.  Just previous to FutureLand being formed, the State of Colorado amended their laws allowing cannabis grow facilities to be separated from cannabis dispensaries effectively opening up an entirely new business opportunity that FutureLand entered into at that time.  On, October 30th, 2014 FutureLand closed on 239.96 Acres in La Vita, Colorado in Huerfano County for $60,000.  The property has increased in value ten times since then.  At such time, FutureLand went into overdrive to secure a cannabis grower to execute their business plan of leasing the land, the structures, the technologies and provide maintenance contracts associated with the grow.  Integral to our strategy was to provide the financing for the entire grow operation so as to establish a position by which to harness a competitive advantage in striking the right kind of lease in conjunction with Colorado State laws that would allow FutureLand to make above average returns.  FutureLand entered into a contract with a lease for Colorado Flower Company, LTD on Dec 1, 2014 allotting 37 acres for their grow facilities.  On Jan 20, 2015 FutureLand entered into a contract with GPS, La Vita, Inc. allotting 5 acres for their immediate grow facilities.

Marketing Strategy Overview

Legal hemp and medical marijuana are among the fastest-growing markets in the United States, and it's growing at a rate poised to outpace the expansion of the global smartphone market, according to a new report obtained exclusively by The Huffington Post.

Researchers surveyed hundreds of medical cannabis retailers, processors, dispensary owners and industry leaders over the course of six months this year, and estimated that more than $1.43 billion worth of legal marijuana will be sold in 2013. The report also predicts that figure to grow by 64 percent, to $2.34 billion next year. By comparison, recent figures show the smartphone market expanded by 46 percent from 2012 to 2013.  The fact is that this increase represents the fastest growth rate of any US industry that ArcView Market Research could find.

Medical marijuana is currently legal in 23 states and the District of Columbia.  Colorado is predicted to add $359 million to its existing market in 2014. The marijuana industry's growth coincides with a widespread shift in the public's attitude toward the substance. A Gallup poll conducted last month found that for the first time in history, more than half of Americans think pot should be legal for both medical and recreational purposes. A CNN documentary that aired this summer explored marijuana's benefits for a mainstream audience. "There has been a seismic shift in public attitudes towards marijuana," Berg said, explaining that as public opinion changes, laws are likely to follow. "Younger voters will become a bigger proportion of the overall voting base. It begins with shifts in attitudes and that translates to initiatives."   The report predicts that 14 more states will legalize marijuana for recreational adult use in the next five years, creating a potential $10.2 billion cannabis market by 2018.  There are an estimated seven to thirteen additional states that will contemplate legalization just in 2015, according to Viridian Capital & Research.

FutureLand will be developing land and facilities for the rental of such locations, in secured government overseen facilities, for the legal growth of hemp and medical marijuana.

Colorado Market

A complete and current market survey was conducted for the Colorado State Department of Revenue which estimated usage in Colorado to be up to 346,000 lbs. per annum for residents and visitors combined. A copy of this market research can be obtained at:
https://www.colorado.gov/pacific/sites/default/files/Market%20Size%20and%20Demand%20Study,%2
0July%209, %202014%5B1%5D.pdf.

More current still, this month, the state of Colorado released their cannabis numbers for 2014.  The State of Colorado moved approximately 150,000 lbs. of cannabis flower and nearly 5M cannabis edible units all within its borders and grown on its land in 2014.  Demand was not met.  They generated nearly $700 million in marijuana revenues in 2014 and were the first state to launch recreational marijuana sales.

At December 1, 2014 the Colorado market was currently being serviced by 92 licensed growers which have led to continued shortages in the supply chain.  But as of April 20015 that number has grown to 446 licensed growers. As a Colorado qualifying company, we will not be growing such plants, but will be a land owner and developer for such facilities.

There are three main customer groups: pharmaceutical and research laboratories, dispensaries, and recreational outlets. The customer segments are sufficiently distinct to be able to target each one differently. The industry has been undergoing consolidation for several years now. We believe will be able to serve the industry by leveraging the competitive edge of healthy, potent plants on a consistent supply basis.

The primary market segments which we will be renting land for facilities are:
Recreational Dispensaries which sell cannabis and secondary products in accordance with State and Local laws to the general public. The tax structure and strain development is very different than the medicinal industry.

Medicinal Dispensaries which sell cannabis and secondary products to aid in the treatment or management of a physical condition and is prescribed to individual via a medical establishment. The product strains are developed for very specific conditions like hunger and pain management as well as seizure control. The focus of the strains makes it a very different pursuit than the recreational strain development.

Cannabis Secondary Product Processors which manufacture medical grade concentrates, secondary, and retail end products for their own labels. These companies purchase the plants to extract the THC and transform/process it into sellable secondary products for their own brand.
Pharmaceutical Science Labs which purchase raw plants and concentrates to further medicinal studies on cannabis.

Risk Factors

Acquiring Licenses- FutureLand's business model includes helping licensees get their licenses from both the county and the state in order to grow on our land.  In the state of Colorado, in order to be able to grow cannabis you must be a two year resident and be approved both from the county in which you want to grow and also at the state level.  Both county and state have non-refundable costs associated with applying to get a license.  They vary some from county to county.  In Huerfano County there is a $1,300 fee due at the time of application and a $10,000 refundable retainer that is given back in a year's time, with the assumption that they don't need to use it for some legal purpose.  At the state level there is a $5,000 fee associated with making an application.  Other factors include potential moratoriums instituted from time to time either from the state or the counties for getting licenses in certain areas.  Currently you cannot be a convicted felon and get a grow license.  Additionally, the individual grow licenses need to be attached to a particular location.  It is possible, however, to get a locational license transferred to a different property but there is an application process that goes along with the request that may or may not get approved.

Zoning- The zoning for being able to grow cannabis and hemp seems to be a bit of a moving target right now.  On the one hand it is agricultural so you might expect it to be able to be grown on agricultural permitted land, but there seems to be push backs at the county level to have cannabis properties designated as commercial to keep them from being able to reach out for special grants and subsidies typically only offered only to agriculturally zoned products.  There seems to be resistance from farmers to not allow cannabis an agricultural designation which could cause some zoning problems going forward.

Water- The entire state of Colorado is over-appropriated for water.  This means that every ounce of water, even water that does not exist yet, from say a future flood, is already accounted for by people making claim to the water and having been given those claims by the state.  The state reserves the right to make modifications regularly concerning these matters for things like priority of the water, abatement of water to other users of water, and reallocation of water to different parties or expanding area allotments for water and many other such determinations.  This often involves water consultants, water attorneys, water selling, and lengthy water courts.  However, while growers of cannabis will often need to go down this path, the state has provided a substitutionary water plan application to allow for growing during the period the licensee must go through the courts.  That being said, there are still risks associated with getting approval for the amount of water needed.  The amount will vary too whether there is a hydroponic grow versus a potted grow.  In Colorado water is calculated on acre feet of water, which come up to approximately 325,000 gallons per year per acre.  It is important to attach your ballot to the right race horse going in.

FutureLand is arranging to purchase water from the city of Walsenburg who already has a very large supply of water rights.  They are parceling out a portion of those rights and will be applying to the state to expand its allocation out to our 240 acres along with many other properties.  It makes sense to attach our ticket alongside the goals of a municipality that already has ample water rights available, and desires to sell a portion of those rights to us.  This minimizes our risk to get them, on the one hand, and increases the chance for us to get more water from an abundant and ready supply while not needing to go back to water court in order to obtain it.

Retail Cultivation Centers- There are currently 446 cultivation centers for retail cannabis in Colorado with more coming online each day.  This is the market we are in.  At some point supply will catch up with demand and prices will drop.  Presently in Washington State we are seeing this phenomenon because there is an abundance of product on the market due to the strange separation of taxes between medical and retail marijuana.  This problem does not exist in Colorado and there is a much larger tourist influx than there is in Washington.  But, the risk still exists because with all things there is a supply and demand component.  The strategy is to get in early, keep costs down, and produce the best product available.  For, with quality product the market never seems to dip.

Managing Business Legal Risk - The complexity of legal marijuana business regulations, coupled with the potential severity of the consequences for not adhering to laws, makes managing business legal risk essential to the viability of business operators.  In all states, violations of federal marijuana enforcement priorities can mean inviting raids by the Drug Enforcement Agency, the Internal Revenue Service, and local agencies.  Operators in states with strong regulatory systems and adhering to those requirements are likely exposed to less legal risk than operators in states with weaker systems.  But as industry regulations evolve, business are well-advised to have a strong familiarity with applicable legal nuances, and to work with attorneys who are skilled at legal interpretation and navigating what can be a patchwork of regulatory requirements. As a land owner and not direct grower, FutureLand will manage in all legal fashion, under appropriate State laws, compliance for use of our land by our tenants.

Patents and Trademarks

We own the trademark for "FutureLand" and related matters. These trademarks are registered in the United States.

Government Regulation

With respect to our business, there is a substantial amount of change occurring in the United States regarding both the medical and recreational use of cannabis, and a number of individual states have enacted state laws to enable distribution, possession, and use of cannabis for medical, and in some cases, recreational purposes. Despite the development of a legal medical or recreational cannabis industry under certain state laws, cannabis use and possession remains illegal under federal law, and such state laws are in conflict with the Federal Controlled Substances Act. The Obama Administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute individuals lawfully abiding by state-designated laws allowing for use and distribution of medical and recreational cannabis. However, there is no guarantee that the Obama Administration will not change its stated policy regarding enforcement of federal laws in states where cannabis has been legalized. Further, the change in administration after the 2016 presidential election cycle could introduce a less favorable policy with respect to enforcement of federal laws concerning cannabis.

Also, the possession, use, cultivation, or transfer of cannabis remains illegal under the Federal Controlled Substances Act. Our land is leased to customers that are engaged in the business of possession, use, cultivation, or transfer of cannabis. As a result, law enforcement authorities regulating the illegal use of cannabis may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another's criminal activities. The federal aiding and abetting statute provides that anyone who "commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal." 18 U.S.C. §2(a).

Employees

We presently have 3 full and part-time employees, and make extensive use of third-party contractors, consultants, and advisors to perform many of our present activities. We have not entered into any collective bargaining agreements with any of our employees, and we believe our relationships with our employees and any third-party contractors, consultants, and advisors are strong.

Legal Proceedings

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Current Report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

Litigation

We are not presently a party to any litigation nor to the knowledge of management is any litigation threatened against us which may materially affect our business or its assets. However, we may become involved with various legal matters arising in the ordinary course of our business that are complex in nature and have outcomes that are difficult to predict.

Reports to Security Holders

Our Internet address is http://www.FutureLandcorp.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report. The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RISK FACTORS

An investment in our Company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Current Report on Form 8-K. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to our Business

We have a limited operating history and a history of operating losses, and we may not be able to achieve or sustain profitability. In addition, we may be unable to continue as a going concern.

We were incorporated in September 2014 and have only a limited operating history. We are not profitable and have incurred losses since our inception. We continue to incur research and development and general and administrative expenses related to our operations.

We incurred a net loss of approximately $ 2,577,149 for the year ended December 31, 2014.

We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we continue to commercialize our products. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If our products do not achieve market acceptance, we may never become profitable. The initial cost of completing development of our products and penetrating our anticipated markets will be substantial, and there is no assurance that we will be successful in doing so. We have no revenues to date and have not proven that we have been able to commercialize the product. Additionally, if we are not successful in growing revenues and controlling costs, we will not achieve profitable operations or positive cash flow, and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Absent a significant increase in revenue or additional equity or debt financing, we may not be able to sustain our ability to continue as a going concern.

We are an early-stage company, and as such, we have no meaningful operating or financial history, we have no products in the marketplace, and we are pre-revenue at this time.

We commenced operations under the current business which was formerly FutureLand Properties, LLC, in September 2014. Therefore, there is limited historical financial information upon which to base an evaluation of our performance and future prospects. Due to our lack of operating history, our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in the early-stage of operations, including, without limitation, the following:

●	absence of an operating history;

●	absence of any revenues;

●	absence of any products in the marketplace;

●	insufficient capital;

●	expected continual losses for the foreseeable future;

●	no history on which to evaluate our ability to anticipate and adapt to a developing market;

●	uncertainty as to market acceptance of our initial and future products;

●	limited marketing experience and lack of sales organization; and

●	competitive and highly regulated environment.

Because we are subject to these risks, potential investors may have a difficult time evaluating our business and their investment in our Company. We may be unable to successfully overcome these risks, any of which could irreparably harm our business.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new enterprise, the commercial launch of a new product which still requires testing, and the operation in a competitive industry. We expect to sustain losses in the future as we implement our business plan. There can be no assurance that we will ever generate revenues or operate profitably.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

Our cash balance at December 31, 2014 was approximately $0. We may not have adequate funds to fully develop our business, and we may need other capital investment to fully implement our business plans. We also expect that we will need substantial additional capital following this Acquisition. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

We are dependent on our current management team. If we fail to attract and retain key management personnel, we may be unable to successfully develop or commercialize our products.

In the early stages of development, our business will be significantly dependent on our management team. Our success will be particularly dependent upon Cameron Cox, Sam Talari, and Chuck O'Donnell. The loss of any of their services could have a material adverse effect on us. We have not obtained key-man insurance on the lives of any members of our management team. Moreover, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified sales and marketing personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel to join the Company on acceptable terms.

We may not be able to attract or retain qualified management and research personnel in the future due to the intense competition for qualified personnel in our industry. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our research and development objectives, our ability to raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we may not be able to find suitable replacements in a timely fashion or at all, and our business may be harmed as a result.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future legislation or changes in enforcement practices may have on our company.

There is a substantial amount of change occurring in the United States regarding both the medical and recreational use of cannabis, and a number of individual states have enacted state laws to enable distribution, possession, and use of cannabis for medical, and in some cases, recreational purposes. The Obama Administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute individuals lawfully abiding by state-designated laws allowing for use and distribution of medical and recreational cannabis. However, there is no guarantee that the Obama Administration will not change its stated policy regarding enforcement of federal laws in states where cannabis has been legalized. Further, the change in administration after the 2016 presidential election cycle could introduce a less favorable policy with respect to enforcement of federal laws concerning cannabis.

Future active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers to invest in or buy our Canna Sensor, which is used in connection with cannabis. In addition, federal or state legislation could be enacted in the future that could prohibit customers of our Canna Sensor from distributing, possessing, or using cannabis. If such legislation were enacted, customers may discontinue use of our Canna Sensor, our potential source of customers would be reduced, and our revenues may decline. Violation of any federal or state law, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users, and as such may be subject to enforcement actions which could materially and adversely affect our business

The possession, use, cultivation, or transfer of cannabis remains illegal under the Federal Controlled Substances Act. Our Canna Sensor may be sold to customers that are engaged in the business of possession, use, cultivation, or transfer of cannabis. As a result, law enforcement authorities regulating the illegal use of cannabis may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another's criminal activities. The Federal aiding and abetting statute provides that anyone who "commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal." 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

We may not be able to compete effectively against products introduced into our market space.

The industry surrounding handheld consumer analyzers is rapidly evolving, and the market landscape is currently uncertain. However, we expect that as consumers begin to learn and adapt, products that will compete with our offerings will rapidly proliferate. These competitive products could have similar applications, perhaps using superior technology, and may provide additional benefits that our sensors do not. We expect that the market could be occupied by larger competitors with greater financial and other resources, which could hinder our market share. We may be forced to modify or alter our business and regulatory strategy, as well as our sales and marketing plans, in response to, among other things, changes in the market, competition, and technological limitations. Such modifications may pose additional delays in achieving our goals.

Our failure to effectively manage growth could impair our business.

Our business strategy envisions a period of rapid growth after our initial product launches, which may put a strain on our administrative and operational resources, and our funding requirements. Our ability to effectively manage growth will require us to successfully expand the capabilities of our operational and management systems, and to attract, train, manage, and retain qualified personnel during our initial product launch and future launches of our other products. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing. If we are unable to appropriately manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

We may be subject to product liability claims, and may not have sufficient product liability insurance to cover any such claims, which may expose us to substantial liabilities.

We may be exposed to product liability claims from consumers of our products. It is possible that any product liability insurance coverage we obtain will be insufficient to protect us from future claims. Further, we may not be able to obtain or maintain insurance on acceptable terms or such insurance may be insufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient insurance coverage could have a material adverse effect on our business, prospects, and results of operations if claims are made that exceed our coverage.

We have incurred costs and expect to incur additional costs related to the Acquisition.

We have incurred, and expect to continue to incur, various non-recurring costs associated with the acquisition, including, but not limited to, legal, accounting, and financial advisory fees. The substantial majority of our non-recurring expenses have been composed of these costs and expenses related to the execution of the acquisition

From time to time we may need to license patents, intellectual property, and proprietary technologies from third parties, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to successfully develop, manufacture and market our products. As an example, it may be necessary to use a third party's proprietary technology to reformulate a product in order to create a new type of sensor in response to market demand, or to improve the abilities of our current sensors. If we are unable to timely obtain these licenses on reasonable terms, our ability to commercially exploit our products may be inhibited or prevented.

If we are unable to adequately protect our technology or enforce our intellectual property rights, our business could suffer.

Our success with the products we will develop will depend, in part, on our ability to obtain and maintain patent protection for these products. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and the patent's scope can be modified after issuance. Furthermore, if patent applications that we file or license are not approved or, if approved, are not upheld in a court of law, our ability to competitively exploit our products would be substantially harmed. Additionally, such patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by our competitors, in which case our ability to commercially exploit any related products may be diminished.

We also will rely on trade secret and contractual protections for our unpatented, confidential, and proprietary technology. Trade secrets are difficult to protect. While we will enter into proprietary information agreements with certain of our employees, consultants, and others, these agreements may not successfully protect our trade secrets or other confidential and proprietary information. It is possible that these agreements will be breached, or that they will not be enforceable in every instance, and that we will not have adequate remedies in the case of any such breach. It is also possible that our trade secrets will become known or independently developed by our competitors. If we are unable to adequately protect our technology, trade secrets, or proprietary know-how, or enforce our patents, our business, financial condition, and prospects could suffer.

Intellectual property litigation is increasingly common and increasingly expensive, and may result in restrictions on our business and substantial costs, even if we prevail.

Patent and other intellectual property litigation is becoming more common, and such litigation may be necessary to defend against or assert claims of infringement, to protect trade secrets, to determine the scope and validity of proprietary rights of third parties, or to enforce our patent rights, including those we may license from others. Currently, no third party is asserting that we are infringing upon their patent or other intellectual property rights, nor are we aware or believe that we are infringing or will infringe upon any third party's patent or other intellectual property rights. We may, however, currently be infringing or infringe in the future upon a third party's patent or other intellectual property rights. In that event, litigation asserting such claims might be initiated in which we may not prevail, or may not be able to obtain the necessary licenses on reasonable terms, if at all. All such litigation, whether meritorious or not, as well as litigation initiated by us against third parties, is time-consuming and very expensive to defend or prosecute and to resolve. In addition, if we infringe the intellectual property rights of others, we could lose our right to develop, manufacture, or sell our products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing or selling our products, which could harm our business, financial condition, and prospects.

If our competitors prepare and file patent applications in the United States that claim technology we also claim, we may have to participate in interference or derivation proceedings required by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we ultimately prevail. Results of these proceedings are highly unpredictable and may result in us having to try to obtain licenses in order to continue to develop or market our product candidate.

If our competitors file administrative challenges of our patent applications after grant, we may have to participate in post-grant challenge proceedings, such as oppositions, inter-partes review, post grant review or a derivation proceeding, that challenge our entitlement to an invention or the patentability of one or more claims in our patent applications or issued patents. Such proceedings could result in substantial costs, even if we ultimately prevail. Results of these proceedings are highly unpredictable and may result in us losing proprietary intellectual property rights as claimed in the challenged patents.

We may encounter unanticipated obstacles to execution of our business plan which may cause us to change or abandon our current business plan.

Our business plan may change significantly based on our encountering unanticipated obstacles. Many of our potential business endeavors are capital intensive, and may be subject to statutory or regulatory requirements and other factors that we cannot control, and which could be detrimental to our business plan. We believe that our chosen undertakings and strategies make our plans achievable in light of current economic and legal conditions and with the skills, background, and knowledge of our management team and advisors. We reserve the right to make significant modifications to our stated strategies depending on future events.

Risks Related to Our Common Stock

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. While this is true of any small cap company, the fact that one of our initial products is a device that will be associated with the use of cannabis, the legal status of which has not been completely resolved at the state level in many states or on the federal level, may make the path to a listing on an exchange or actively traded in the over-the-counter market more problematic. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTC Markets and on the Over The Counter Bulletin Board ("OTCBB"), as we currently do not meet the initial listing criteria for any registered securities exchange.  The OTCBB and OTC Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations.  These and other factors may further impair our stockholders' ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited.  If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our products;

●	variations in our and our competitors' results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	the results of product liability or intellectual property lawsuits;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel;

●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors' investment.

Some or all of the "restricted" shares of our common stock held by our stockholders, including, but not limited to, shares issued in connection with: (i) our incorporation in 2014 may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock.

Because our common stock may be a "penny stock," it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a "penny stock" if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of an acquisition, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we acquired our main operation, being FutureLand Properties   through a "acquisition." Securities analysts of brokerage firms may not provide coverage of our Company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our Company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors' ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. We expect to authorize an additional three million shares of common stock for issuance under a potential 2015 Equity Incentive Plan in connection with the Acquisition, and plan to issue equity awards to management and employees under a possible 2015 Equity Incentive Plan. Additional shares of common stock issued by us in the future will dilute an investor's investment in the Company.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Current Report, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately 94% of our outstanding voting securities as of the date hereof. Sam Talari, the President and a director of the Company, is the beneficial owner of approximately 35% of our outstanding voting securities as of the date hereof. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our Company.

Our board of directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

Until June 18, 2015, FutureLand only had three directors. Because of such limited number of directors, each of our board members had significant control over all corporate issues. In addition, two of our three directors also held officer positions in FutureLand. We could not establish board committees comprised of independent members, and we did not have an audit or compensation committee comprised of independent directors. Our three directors performed these functions, despite not all being independent directors. Thus, there was potential conflict in that two of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and FutureLand performance.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

For the year ended December 31, 2014, our auditors identified a material weakness in our internal controls over financial reporting due to the Company not maintaining a sufficient complement of personnel with an appropriate level of accounting knowledge and experience in the application of accounting for warrants to purchase common and preferred stock issued in connection with convertible notes payable and convertible preferred stock and accounting for non-employee stock options. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. If the Company does not address the material weaknesses, we may not be able to manage our business as effectively as would be possible with an effective control system in place.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, FutureLand's audited annual financial statements and the related notes thereto and FutureLand's unaudited interim financial statements and the related notes thereto, each of which appear elsewhere in this Current Report on Form 8-K. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading "Forward-Looking Statements" in this Current Report on Form 8-K. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading "Risk Factors" elsewhere in this Current Report on Form 8-K. The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of FutureLand.

For information regarding the financial results of AEGEA, you should refer to AEGEA's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on June 08, 2014, and the financial statements of AEGEA which are filed as Exhibit 99.2 of this Current Report.

Overview

Previously, the Company had been in the planning phase of developing an international community and mega-resort destination in the heart of South Florida called AEGEA. With the acquisition and change in control, the business model continues in the land development and management, with the primary focus on those legal areas of states wherein hemp and related products may be grown, where FutureLand is the property owner under long term leases to certain grow companies.

On, October 30th, 2014 FutureLand closed on 239.96 Acres in La Vita, Colorado in Huerfano County for $60,000.  The property has increased in value ten times since then.  FutureLand went to contract with a lease for Colorado Flower Company, LTD on Dec 1, 2014 allotting 37 acres for their grow facilities.  FutureLand Corp was formed as a Colorado State company on October 6, 2014 by FutureWorld Corp.  Just previous to FutureLand being formed, the State of Colorado amended their laws allowing cannabis grow facilities to be separated from cannabis dispensaries effectively opening up an entirely new business opportunity that FutureLand entered into at that time.  On, October 30th, 2014 FutureLand closed on 239.96 Acres in La Vita, Colorado in Huerfano County for $60,000.  The property has increased in value ten times since then.  At such time, FutureLand went into overdrive to secure a cannabis grower to execute their business plan of leasing the land, the structures, the technologies and provide maintenance contracts associated with the grow.  Integral to our strategy was to provide the financing for the entire grow operation so as to establish a position by which to harness a competitive advantage in striking the right kind of lease in conjunction with Colorado State laws that would allow FutureLand to make above average returns.  FutureLand went to contract with a lease for Colorado Flower Company, LTD on Dec 1, 2014 allotting 37 acres for their grow facilities.  On Jan 20, 2015 FutureLand went to contract with GPS, La Vita, Inc. allotting 5 acres for their immediate grow facilities.

Recent Events

Acquisition

On March 10, 2015, pursuant to the Acquisition Agreement, and FutureLand entered into an Acquisition, and FutureLand Properties LLC became a wholly owned subsidiary of AEGEA. The acquisition was completed on June 9th, 2015 pursuant to the agreement.

Pursuant to the Acquisition Agreement, upon consummation of the Acquisition, AEGEA assumed all of FutureLand's options and warrants issued and outstanding immediately prior to the Acquisition. Prior to and as a condition to the closing of the Acquisition, each then-current AEGEA stockholder agreed to surrender certain shares of common stock held by such holder to AEGEA and the then-current AEGEA stockholders will retain or be issued additional shares to be an aggregate of 4.9% of common stock. Therefore, following the Acquisition, FWDG designated holders now hold 28,144,092 shares of AEGEA common stock which is approximately 94% of the Company Common Stock outstanding.

The foregoing description of the Acquisition Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Acquisition Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Results of Operations

Results of Operations - For the Year Ended December 31, 2014

Revenue

From December 31, 2013 through December 31, 2014, the Company has had limited deferred revenues of $352,380 for one signed leased agreement on its Colorado land. The Company is in the research and funding stage, but projects on its FutureLand lease development phase will start mid to third quarter 2015.

Operating Expenses

G&A costs and expenses were $0 for the year ended December 31, 2014.

Net Loss

The Company incurred a net loss of $928.60 for the year ended December 31, 2014 for the reasons cited above.

Liquidity and Capital Resources

Our principal sources of cash have been proceeds from private placements of common and convertible preferred stock, incurrence of convertible debt.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Contractual Obligations

Below is a table of FutureLand's contractual obligations as of December 31, 2014:

Contractual obligations	Payments due by period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Notes payable	$0	$0	$-	$-	$-
Total	$0	$0	$-	$-	$-

DESCRIPTION OF PROPERTIES

The Company owns no properties and leases several properties. The Company leases its principal corporate offices which are located at 3637 4th Street North, 330 Saint Petersburg, FL 33704. These offices consist of approximately 2800 square feet, on a month-to-month basis, that commenced on June 2013. The monthly rent for these offices is $4,750.

The Company believes its leased office and warehouse facilities are adequate for its current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 18, 2015 for:

●	each of our directors and nominees for director;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 28,144,092 shares of our common stock.

Unless otherwise indicated, the mailing address of each beneficial owner is FutureLand Corp, 3637 4th Street North, 330 Saint Petersburg, FL 33704. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name	Position	Number of Shares Beneficially Owned	Percentage of Common Stock Shares Beneficially Owned
FutureWorld Corp (1)		10,351,042	63.40%
Talari Industries (2)	President	17,845,280	35.53%

All Executives as a Group		17,845,280	35.53%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)   Based on 28,144,092 shares outstanding. Which represents the post-reverse amount of shares, after issuance of such shares from the AEGA Holder and FutureWorld agreement transaction.

(2) Talari Industries is an entity controlled by our Chairman, Sam Talari.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The table below sets certain information concerning our executive officers and directors as of the closing of the Acquisition, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our certificate of incorporation, incumbent directors are elected to serve until our next annual meeting and until each director's successor is duly elected and qualified.

Name	Age	Position
Cameron Cox	41	Chief Executive Officer, Director (Chairman of the Board)
Sam Talari	53	President, Director (Chairman of the Board)
John Verghese	55	Director

Directors

The following information pertains to the members of our Board effective as of the closing of the Acquisition, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

Cameron Cox – Chief Executive Officer, Director

Mr. Cox is a business entrepreneur with a wide bastion of knowledge to draw upon from many different walks of life. A real estate expert and developer he brings ground level pragmatism to the field of dreams. He has been involved in hundreds of millions of dollars of real estate projects from mixed use, to condos/residential, marinas, mobile home parks, hotels, stand-alone commercial boxes and land deals with a focus on arbitrage. Mr. Cox has held a real estate license in the state of Florida since 2001.

President of multiple companies from Real Estate Development to 1031 Exchange Services to Business Consulting and more. Mr. Cox has served as VP of Business Development for HempTech Corp and currently serves as Vice-President of FutureWorld Corp. (FWDG) and CEO of FutureLand Corp. (FUTL) and is the President and CEO of FLH Holdings, Inc., a Nevada corporation. FutureWorld Corp. won product of the year after 94 days from launch of their THC/CBD home potency test kit at the Cannabis Business Awards in Denver 2014 through its subsidiary CBScientific. Mr. Cox is a consummate venture capitalist and advocate of the oncoming "Green Rush". He envisions an untapped American oncoming potential to rival anything we have seen, or are likely to see, this century or the next. A U.S. Army Vet, and graduate of Michigan State University with a BA in Communication, he also attended Westminster Theological Semi nary for a MDIV and University of South Florida for a MBA.

Sam Talari – President (Chairman of the Board)

Mr. Talari, born and raised as an entrepreneur, found his calling in incubating exciting leading edge technology companies in private and public sector, with a unique business plan merging the boundaries between a hedge fund and a VC. Mr. Talari has been the Chief Executive Officer of FutureWorld Energy, Inc. since November 21, 2005. Mr. Talari served as the Acting Chief Executive Officer at Infrax Systems, Inc. since November 21, 2008 and Chief Operating Officer until October 2009 and served as its Interim President. Mr. Talari founded and manages FutureTech since 2001 and Talari Industries since 2008. He serves as a Director at PowerCon Energy Systems, Inc, and Chairman & CEO of Lockwood Technology. He studied Computer Science and Mathematics at the University of New Hampshire. Mr. Talari holds a Bachelor's Degree in Computer Science, Engineering, and Mathematics from University of Lowell and has a Master's Degree in Finance from Trinity.

John Verghese – Director

Seasoned telecommunication expert with 23+ years of experience in building and operating local and wide area networks. Well rounded in all the functional areas of the telecom industry from planning, engineering and operations to sales and customer support. Extensive experience working for a local power utility to provide voice, video and data communications to corporate facilities, power plants and substations. He also now serves as President and CEO of HempTech Corp, a global leader in solutions to the cannabis industry.

Executive Officers

The following information pertains to our executive officers effective as of the Closing Date:

Cameron Cox – Chief Executive Officer, Director

Mr. Cox has served as the FutureLand Chief Executive Officer since September, 2014. See the disclosure under the heading "Directors" in this Current Report on Form 8-K for additional background information on Mr. Cox.

Sam Talari – President, Chairman

Mr. Talari has served as the FutureLand President since September, 2014. See the disclosure under the heading "Directors" in this Current Report on Form 8-K for additional background information on Mr. Talari.

Non-Executive Officers

John Verghese – Chief Technology Officer

Seasoned telecommunication expert with 23+ years of experience in building and operating local and wide area networks. Well rounded in all the functional areas of the telecom industry from planning, engineering and operations to sales and customer support. Extensive experience working for a local power utility to provide voice, video and data communications to corporate facilities, power plants and substations.

Involvement in Legal Proceedings

To the Company's knowledge, none of our officers or our directors has, during the last ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the Company's knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Arrangements for Appointment of Directors and Officers

Pursuant to the Acquisition Agreement, as of the Closing Date, FutureLand has the right to appoint each of the seven (7) directors of the Company and has the right to designate all of the executive officers of the Company.

The disclosures set forth in Item 5.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our certificate of incorporation, our Board is elected annually as a single class.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o the Corporate Secretary at FutureLand Corp, 3637 4th Street North, 330 Saint Petersburg, FL 33704. Our corporate secretary will forward stockholder communications to our board of directors prior to the board's next regularly scheduled meeting following the receipt of the communication.

Code of Business Conduct and Ethics.

Effective as of April 30, 2015, the Company adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the Securities and Exchange Commission;

●	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

●	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at FutureLand Corp, 3637 4th Street North, 330 Saint Petersburg, FL 33704.  A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to this Current Report on Form 8-K.

CORPORATE GOVERNANCE

Board Committees

Our board of directors intends to establish an audit committee, a nominating and governance committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The nominating and governance committee will assist our board of directors in fulfilling its oversight responsibilities and identify, select and evaluate our board of directors and committees. Mr. Talari may be selected to be the Chairman of the Audit Committee. No final determination has yet been made as to the memberships of the other committees.

We will reimburse all directors for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our board of directors and chief executive officer positions are not currently the same person, Mr. Cameron Cox. Our bylaws do not require our board of directors to separate the roles of chairman and chief executive officer but provides our board of directors with the flexibility to determine whether the two roles should be combined or separated based upon the Company's needs.  Our board of directors believes the combination of the chairman and the chief executive officer roles may be the appropriate structure for the company at later time. Our board of directors believes the current leadership structure serves as an aid in the board of directors' oversight of management and it provides the Company with sound corporate governance practices in the management of its business.

Risk Management

The board of directors discharges its responsibilities, and assesses the information provided by the Company's management and the independent auditor, in accordance with its business judgment.  Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership.  Our board of directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management as management works to manage risks in the business. Our board of directors intends to establish board committees to assist the full board of directors' oversight by focusing on risks related to the particular area of concentration of the relevant committee. For example, the compensation committee will oversee risks related to our executive compensation plans and arrangements, the audit committee will oversee the financial reporting and control risks and the nominating and governance committee will oversee risks associated with the independence of our board of directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee will report on the discussions of the applicable relevant risk to the full board of directors during the committee reports portion of the board of directors meetings. The full board of directors will incorporate the insight provided by these reports into its overall risk management analysis.

Meetings

No director who served as a director during the past year of FutureLand attended fewer than 75% of the aggregate of the total number of meetings of the FutureLand board of directors.

EXECUTIVE COMPENSATION

FutureLand Properties, LLC became our wholly owned subsidiary as a result of the consummation of the Acquisition on March 10, 2015. The following table summarizes all compensation earned in each of FutureLand's last fiscal year ended December 31, 2014 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of FutureLand as of the end of the last completed fiscal year. The tables below reflect the compensation for the FutureLand executive officers who are also named executive officers of the combined company. Since FutureLand Properties, LLC is our operational basis, then these officers will continue on this compensation basis.

Summary Compensation Table

The following table lists the summary compensation of FutureLand's named executive officers for the prior two fiscal years (FutureLand was incorporated in 2014):

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	All other comp.	Total

Cameron Cox	2014	$80,000	$-	$-	$-	$-	$80,000
Chief Executive Officer		$-	$-	$-	$-	$-	$-

Sam Talari	2014	$80,000	$-	$-	$-	$-	$80,000
President		$-	$-	$-	$-	$-	$-

Chuck O'Donnell	2014	$-	$-	$-	$-	$-	$-
Chief Financial Officer		$-	$-	$-	$-	$-	$-

Agreements with Named Executive Officers

Cameron Cox, Chief Executive Officer

On October 15, 2014, FutureLand Corp entered into a five year employment agreement with Cameron Cox. The employment agreement provides that Mr. Cox shall serve as the FutureLand Chief Executive Officer or such other title or position as may be designated from time to time by the FutureLand board of directors. The employment agreement can be terminated pursuant to written notification by either FutureLand or Mr. Cox, which notification may occur at any time for any reason. Mr. Cox's initial base salary is $80,000 per year, subject to periodic review by the FutureLand board of directors and may be increased in the discretion of FutureLand.

Under the terms of the employment agreement, Mr. Cox is also eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other perquisites which are made available to the FutureLand executives and for which Mr. Cox qualifies.

Under the terms of the employment agreement, should FutureLand terminate Mr. Cox's employment other than for cause during the first 5 years of the employment agreement, or should Mr. Cox resign for good reason, FutureLand shall have no further obligation under the employment agreement, except that FutureLand will continue to pay Mr. Cox's base salary for a two month period, (less, if applicable, any long-term disability payments) and the Target Bonus (as defined below) for a one year period following termination of Mr. Cox's employment on the normal payroll dates, and in addition one hundred percent (100%) of Mr. Cox's then-outstanding unvested stock options shall immediately vest.

The employment agreement provides that for each fiscal year during the employment agreement, Mr. Cox shall be eligible for an incentive bonus. For each full fiscal year of employment, Mr. Cox shall be eligible for an incentive bonus of up to one hundred percent (100%) of his annual base salary and his performance objectives shall be set such that one hundred percent (100%) completion of his objectives shall entitle him to at least seventy-five percent (75%) of the bonus (the "Target Bonus"). During the first year of employment Mr. Cox shall be eligible for the bonus plan as outlined in the employment agreement. After the first year, the bonus amount will be based on the following factors: (1) the financial performance of FutureLand as determined and measured by FutureLand's board of directors, and (2) Mr. Cox's achievement of management targets and goals as set by FutureLand. The bonus amount is intended to reward contribution to FutureLand's performance over an entire fiscal year, and on the basis of continuing, cumulative contribution, and consequently will be paid only if Mr. Cox is employed and in good standing at the time of bonus payments, which will occur each quarter.

Sam Talari, President
On October 15, 2014, FutureLand Corp entered into a five year employment agreement with Sam Talari. The employment agreement provides that Mr. Talari shall serve as the FutureLand President or such other title or position as may be designated from time to time by the FutureLand board of directors. The employment agreement can be terminated pursuant to written notification by either FutureLand or Mr. Talari, which notification may occur at any time for any reason. Mr. Talari's initial base salary is $80,000 per year, subject to periodic review by the FutureLand board of directors and may be increased in the discretion of FutureLand.

 Under the terms of the employment agreement, Mr. Talari is also eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other perquisites which are made available to the FutureLand executives and for which Mr. Talari qualifies.

 Under the terms of the employment agreement, should FutureLand terminate Mr. Talari's employment other than for cause during the first 5 years of the employment agreement, or should Mr. Talari resign for good reason, FutureLand shall have no further obligation under the employment agreement, except that FutureLand will continue to pay Mr. Talari's base salary for a two year period, (less, if applicable, any long-term disability payments) and the Target Bonus (as defined below) for a one year period following termination of Mr. Talari's employment on the normal payroll dates, and in addition one hundred percent (100%) of Mr. Talari's then-outstanding unvested stock options shall immediately vest.

 The employment agreement provides that for each fiscal year during the employment agreement, Mr. Talari shall be eligible for an incentive bonus. For each full fiscal year of employment, Mr. Talari shall be eligible for an incentive bonus of up to one hundred percent (100%) of his annual base salary and his performance objectives shall be set such that one hundred percent (100%) completion of his objectives shall entitle him to at least seventy-five percent (75%) of the bonus (the "Target Bonus"). During the first year of employment Mr. Talari shall be eligible for the bonus plan as outlined in the employment agreement. After the first year, the bonus amount will be based on the following factors: (1) the financial performance of FutureLand as determined and measured by FutureLand's board of directors, and (2) Mr. Talari's achievement of management targets and goals as set by FutureLand. The bonus amount is intended to reward contribution to FutureLand's performance over an entire fiscal year, and on the basis of continuing, cumulative contribution, and consequently will be paid only if Mr. Talari is employed and in good standing at the time of bonus payments, which will occur each quarter.

The foregoing is only a brief description of the material terms of the employment agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the employment agreement which is filed as an exhibit to this Current Report on Form 8-K.

Outstanding Equity Awards at Fiscal Year End

None

Director Compensation

We may plan to have our directors receive $1,000 per month as compensation as directors but there is no compensation being considered at this time.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that all of our officers, directors, and owners of 10% or more of our common stock filed all required Forms 3, 4, and 5.

Director Compensation Arrangements

There are no director compensations as of this Acquisition in 2015. It is anticipated that reasonable compensation would be awarded for new directors as stated above

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of any transaction occurring since May 31, 2014 (inception) for FutureLand and since December 31, 2012 for AEGEA, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions:

FutureLand

None.

AEGEA

We have specified the following transactions involving related parties with ending balances as of December 31, 2013 and 2012 or that occurred in fiscal 2013 and 2012:

An entity in which a member of our board of directors is a member of performed services for the Company in 2012. The entity received shares of our common stock valued at $90,291 in exchange for their services.

Short-term loans were received from directors of the Company or corporations owned by directors of the Company totaling $160,000 as of December 31, 2013.

At December 31, 2013 the line of credit payable to related party member was $250,000 and accrued interest was $81,851, and at

December 31, 2012 the line of credit payable was $220,029 and accrued interest was $30,314.

Rent expense of $6,000 was recognized at December 31, 2013 for contribution of office space by an officer of the Company. The Board of Directors valued the contribution based on rent for similar space in the local area. Two officers contributed their time valued at $120,000 each and another officer contributed time and consulting services valued at $49,962 for the year ended December 31, 2013. The Company recognized a total of $295,962 in contributed service expense for the year ended December 31, 2013. The Board of Directors valued the contribution based on prevailing rates for similar services in the local area.

Review and Approval of Transactions with Related Persons

In reviewing and approving transactions with related persons, FutureLand's (Aegea's) board of directors considered all material factors in relation to such related person's role in a proposed transaction, including, without limitation, the related person's indirect or direct financial interest in the proposed transaction, other interests such related person may have in the proposed transaction, the terms and conditions of the proposed transaction, and whether such transaction is on an equivalent to arms-length basis. After reviewing and factoring all these considerations, FutureLand's board of directors, and the disinterested directors, if applicable, determined whether to approve the proposed transaction with the respective related person. While FutureLand did not have any written polices with respect to review and approval of any such transactions with related persons, FutureLand's believes the processes its board of directors has followed ensure the appropriateness of its entry into such transactions with related persons and that they were entered into on terms on an equivalent basis to an arms-length transaction.

Director Independence

Board of Directors

Currently we do not have any independent directors but pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations we may consider such in near term. Mr. Cox and Mr. Talari, are currently employed as our Chief Executive Officer and President, respectively, and therefore would not be considered independent directors.

Potential Conflicts of Interest

Since we did not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

LEGAL PROCEEDINGS

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings, governmental actions investigations or claims are currently pending against us or involve us.

CONTROLS AND PROCEDURES

This report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
 COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Markets under the symbol "FUTL." To date, there has been limited trading in our common stock.

As of June 18, 2015 there were approximately 300 record holders of our common stock.

We paid no dividends or made any other distributions in respect of our common stock since inception and we have no plans to pay any dividends or make any other distributions in the future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock, no par value per share.

Common Stock

Of the authorized common stock, 30,000,000 shares are outstanding as of immediately after the closing of the Acquisition and after giving effect to the shares to be issued to the former FutureLand shareholders as a result of the Acquisition. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Colorado corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and non-assessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of April 9, 2015. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	3,000,000	$ 5.00	3,000,000
Equity compensation plans not approved by stockholders	None	N/A	N/A

In connection with the Acquisition, on March 10, 2015, the Company adopted the FutureLand Corp 2015 Equity Incentive Plan (the "Plan"). The Plan is intended to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors and consultants, and; to promote the success of the Company's business. The Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units. The maximum number of shares available to be issued under the Plan is currently 3,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. The Plan is administered by our Company's Board of Directors. Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company's Board of Directors; and 3) consultants and other independent advisors who provide services to our Company. Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the terms of the Plan.

The foregoing is only a brief description of the material terms of the Plan, and does not purport to be a complete description of the Plan, and such description is qualified in its entirety by reference to the Plan which is filed as an exhibit to this Current Report on Form 8-K.

Shares Eligible for Future Sale

As of the date hereof, there were 30,000,000 shares of our common stock outstanding. We are authorized to issue by our Articles of Incorporation, an aggregate of 1,000,000,000 shares of common stock, no par value per share.

Rule 144

●
Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months (or longer in the case of former shell companies as described below) would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

●
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company's securities become listed on NASDAQ or an exchange).

Provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since our shares are quoted on the OTC Markets, which is not an "automated quotation system," our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Colorado law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements ror judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) and (b) of this Current Report on Form 8-K are incorporated by reference into this item.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures set forth in Item 4.01 of this Current Report on Form 8-K are incorporated by reference into this item.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The exhibits described in Item 9.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Item 4.01.      Changes in Registrants' Certifying Accountant.
(a) Previous independent registered public accounting firm

The Registrant reports in this current report on Form 8-K a change in certifying accountants. Effective June 19, 2015, the Registrant's certifying accountant, SALBERG & COMPANY, P.A. resigned as the Registrant's independent registered public accounting firm.

(a)(1) Previous Independent Accountant

(i)  The Registrant reports a change in certifying accountants, which involved SALBERG & COMPANY, P.A. resigning as the Registrant's independent registered public accounting firm effective June 19, 2015.

(ii)  SALBERG & COMPANY, P.A. issued a report on the Registrant's consolidated financial statements for the fiscal year ended December 31, 2014. The report did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. Except that it contained an explanatory paragraph expressing concern over the company's ability to continue as a going concern.

(iii)  The decision to change accountants was recommended and approved by the board of directors of the Registrant on June 19, 2015.

(iv)  In connection with the audit of the Registrant's consolidated financial statements for the year ended December 31, 2014 and any subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with SALBERG & COMPANY, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of SALBERG & COMPANY, P.A., would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant's consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(b) New independent registered public accounting firm

On June 19, 2015 (the "Engagement Date"), the Board of Directors of the Company approved the engagement of DKM Certified Public Accountants ("DKM") as its independent registered public accounting firm for the Company's fiscal year ended December 31, 2015. DKM will audit the consolidated balance sheet of the Company as of December 31, 2015, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ending. The objective of an audit of the consolidated financial statements is to express an opinion on the financial statements in accordance with generally accepted accounting principles accepted in the United States (GAAP). The audit of the financial statements will be conducted in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and will include tests of the Company's accounting records and other procedures we consider necessary to enable us to express our opinion.

In conjunction with the above referenced annual audit, DKM will also perform reviews of the Company's unaudited quarterly financial information for each of the four quarters in the year ending December 31, 2015. For the first three quarters, they will perform reviews of that information before the Form 10‐Q is filed. The objective of a review is to provide a basis for communicating whether there are any material modifications that should be made to the interim financial information for it to conform with GAAP. The audit and the financial reviews will be for the purpose of a complete transparency with Securities and Exchange Commission and the shareholders.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with DKM Certified Public Accountants regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that HJ Associates concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

The disclosures set forth in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item.

Upon consummation of the Acquisition, the control of the Corporation came to exist in FutureWorld by control of 94% of the common stock of the corporation. The preferred series shares held by holders of Aegea, were held in escrow until completion of the contractual terms which to date, June 9th 2015, have been complete with the completion of the payments of certain corporate vendor debts. Additionally, upon consummation of the Acquisition, AEGEA Corp. assumed all of FutureLand's options and warrants issued and outstanding immediately prior to the Acquisition, which may be exercisable for shares of common stock, respectively. Following the Acquisition, FutureLand's former stockholders now hold approximately 94% of the Company Common Stock outstanding.

Upon consummation of the Acquisition, we limited the sitting members of our Board from five to three (3) directors, each of whom was a director designated by FutureWorld.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, Keith F. Duffy, Scott M.. Duffy and Carran Schneider resigned from the Board and from any committee of the Board of which they were members. In addition, Keith F. Duffy resigned as our President and Chief Executive Officer, also effective as of the Closing Date.

Also in connection with the closing of the Acquisition, Sam Talari, Cameron Cox and John Verghese became members of our Board, with Mr. Talari serving as the Chairman of the Board. Cameron Cox became our Chief Executive Officer, John Verghese became our Chief Technical Officer and Chuck O'Donnell our Chief Financial Officer.

Accordingly, after consummation of the Acquisition, our Board consists of Sam Talari, Cameron Cox and John Verghese, with Mr. Talari serving as the Chairman of the Board. Cameron Cox became our Chief Executive Officer, John Verghese became our Chief Technical Officer and Chuck O'Donnell our Chief Financial Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Mach 25, 2015, the Company amended its Articles of Incorporation to change its corporate name from "AEGEA Corp" to "FutureLand Corp".

Item 7.01.	Regulation FD Disclosure.

On March 23 2015, the Company issued a press release announcing consummation of the Acquisition with FutureLand pursuant to the Acquisition Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

Opinion of counsel on the completion of the agreement between FutureLand and Aegea, Inc filed in this Current Report on Form 8-K as Exhibit 99.2.

(b)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Acquisition, dated as of March 10, 2015, by and among AEGEA Corp., and FutureLand Corp (1)

3.2	Amendment to Articles of Incorporation

10.3	Employment Agreement, dated as of October 15, 2014, between FutureLand and Cameron Cox

10.8	Employment Agreement, dated as of October 15, 2014, between FutureLand and Sam Talari

16.1	Letter of SALBERG & COMPANY, P.A, dated June 19, 2015

99.3	Press Release, Dated March 23, 2015

(1)	Incorporated by reference to the Company's Form 8-K filed with the SEC on March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FutureLand Corp.

Date: June 22, 2015	/s/ Cameron Cox
Cameron Cox
CEO